Exhibit 99

For more information, contact:

Rebecca R. Eckert

Chief Accounting Officer

(502) 329-2000

SYPRIS REPORTS FIRST QUARTER RESULTS

GROSS PROFIT UP 17%; MARGINS IMPROVE; OPERATING INCOME AND EPS RISE

LOUISVILLE, KY (May 14, 2025) – Sypris Solutions, Inc. (Nasdaq/GM: SYPR) today reported financial results for its first quarter ended March 30, 2025.

HIGHLIGHTS

●

Customer orders were robust during the period, while revenue was less than the prior-year quarter due to the cyclical decline in the commercial vehicle market, the conversion of certain shipments from our facility in Mexico to a value-add only sub-maquiladora basis and delays in customer delivery schedules for our Sypris Electronics group.

●	Gross profit for the Company increased 16.7% from the prior-year period, while gross margin expanded 330 basis points.

●

Gross profit for Sypris Electronics improved 51.1% from the prior year, reflecting a more favorable mix of programs as compared to the prior-year period and lower costs on two large programs that ramped during the prior year. Gross margin for Sypris Electronics grew 310 basis points from the first quarter of 2024.

●

Gross profit for Sypris Technologies was up slightly as compared to the prior-year comparable period, while gross margins increased by 430 basis points. Gross margins for the quarter were positively impacted by favorable foreign exchange rates for our Mexican subsidiary.

●	EPS for the quarter was a loss of $0.04 per share, an improvement of $0.06 per share from a loss of $0.10 per share for the prior-year period.

●	Orders for Sypris Technologies energy products remained at an elevated level during the first quarter of 2025, driving backlog up 32.8% from year end.

“The past few months have been insightful as we evaluate how tariffs might affect the economy and our customers, which may, in turn, affect our overall results,” commented Jeffrey T. Gill, President and Chief Executive Officer. “We are focused on operational excellence to drive the timely and efficient execution of our over $80 million backlog at Sypris Electronics, which represents more than a full year of sales for this segment. Customer funding has already been secured for a portion of the key programs, which enables us to procure inventory under multi-year purchase orders to mitigate future supply chain issues.

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Sypris Reports First Quarter Results

May 14, 2025

“The current outlook from Sypris Technologies customers serving the automotive, commercial vehicle, sport utility and off-highway markets is for a moderate decrease in production from the prior year. We believe that the market diversification Sypris Technologies has accomplished over recent years by adding new programs in the automotive, sport-utility and off-highway markets will help offset some of the anticipated cyclical decline for the commercial vehicle market.

“Orders for our energy products remained steady during the period, with open quotes still outstanding on several large projects. Additional opportunities for growth may exist with new global projects in support of increasing LNG demand including support for the steep increase in electricity demand from data centers to support AI. We are also actively pursuing applications for our products in adjacent markets including CO2 capture to further diversify our industry and customer portfolios.”

First Quarter Results

The Company reported revenue of $29.5 million for the first quarter of 2025, compared to $35.6 million for the prior-year comparable period. Additionally, the Company reported a net loss of $0.9 million, or $0.04 per share, as compared to a net loss of $2.2 million, or $0.10 per share, for the prior-year period.

Sypris Technologies

Revenue for Sypris Technologies was $13.6 million in the first quarter of 2025 compared to $18.4 million for the prior-year period, reflecting the anticipated cyclical decline in the commercial vehicle market in addition to a delay in shipments of energy product sales within the quarter. Furthermore, during the first quarter of 2025, Sypris Technologies began operating under a sub-maquiladora services agreement with one of its customers in Mexico, which resulted in a revenue decrease of $1.6 million as compared to the prior-year comparable period. Gross profit for the first quarter of 2025 was $2.1 million, or 15.5% of revenue, compared to $2.1 million, or 11.2% of revenue, for the same period in 2024. Gross profit for the first quarter of 2025 was positively impacted by foreign currency exchange rates for our Mexican subsidiary, resulting in an increase of $0.4 million, partially offset by a decrease in volumes.

Sypris Electronics

Revenue for Sypris Electronics was $15.9 million in the first quarter of 2025 compared to $17.2 million for the prior-year period as a result of changes in customer delivery schedules for the current year. Gross profit for the first quarter of 2025 was $1.3 million, or 7.9% of revenue, compared to $0.8 million, or 4.8% of revenue, for the same period in 2024. The results for the first quarter of 2025 included the impact from a $0.6 million request for equitable adjustment to offset certain additional costs for scope modifications in 2024 on a new contract that was approved and recognized during the first quarter of 2025.

Outlook

Commenting on the future, Mr. Gill added, “With a strong backlog, new program wins, and long-term contract extensions in place, we are confident that 2025 has the potential to be very positive for Sypris, despite the increased market uncertainty. We are closely monitoring customer demand and forward-looking signals and believe our long-standing track record of resilience will allow us to successfully navigate any headwinds. While we anticipate a modest decline in revenue due to the conversion of certain shipments from Mexico to the U.S. into a value-add only sub-maquiladora basis and the cyclical decrease in production volumes in the commercial vehicle market, we expect the combined strength of our backlog for Sypris Electronics and robust orders for our energy products to serve as a partial offset. Due to macroeconomic uncertainty related to the potential impact of new tariffs, the Company is withdrawing the 2025 financial guidance provided in its earnings release on March 27, 2025, and plans to suspend any future guidance until such time the outlook for the economy stabilizes.”

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Sypris Reports First Quarter Results

May 14, 2025

About Sypris Solutions

Sypris Solutions is a diversified manufacturing and engineering services company serving the defense, transportation, communications, and energy industries. For more information about Sypris Solutions, visit its Web site at www.sypris.com.

Forward Looking Statements

This press release contains “forward-looking” statements within the meaning of the federal securities laws. Forward-looking statements include our plans and expectations of future financial and operational performance. Each forward-looking statement herein is subject to risks and uncertainties, as detailed in our most recent Form 10-K and Form 10-Q and other SEC filings. Briefly, we currently believe that such risks also include the following: the fees, costs and supply of, or access to, debt, equity capital, or other sources of liquidity; the termination or non-renewal of existing contracts by customers; our failure to achieve and maintain profitability on a timely basis by steadily increasing our revenues from profitable contracts with a diversified group of customers, which would cause us to continue to use existing cash resources or require us to sell assets to fund operating losses; volatility of our customers’ forecasts and our contractual obligations to meet current scheduling demands and production levels, which may negatively impact our operational capacity and our effectiveness to integrate new customers or suppliers, and in turn cause increases in our inventory and working capital levels; cost, quality and availability or lead times of raw materials such as steel, component parts (especially electronic components), natural gas or utilities including increased cost relating to inflation, as well as the impact of proposed or imposed tariffs by the U.S. government on imports to the U.S. and/or the imposition of retaliatory tariffs by foreign countries; our reliance on a few key customers, third party vendors and sub-suppliers; risks of foreign operations, including foreign currency exchange rate risk exposure, which could impact our operating results; our failure to successfully complete final contract negotiations with regard to our announced contract “orders”, “wins” or “awards”; significant delays or reductions due to a prolonged continuing resolution or U.S. government shutdown reducing the spending on products and services that Sypris Electronics provides; the cost, quality, timeliness, efficiency and yield of our operations and capital investments, including the impact of inflation, tariffs, product recalls or related liabilities, employee training, working capital, production schedules, cycle times, scrap rates, injuries, wages, overtime costs, freight or expediting costs; inventory valuation risks including excessive or obsolescent valuations or price erosions of raw materials or component parts on hand or other potential impairments, non-recoverability or write-offs of assets or deferred costs; adverse impacts of new technologies or other competitive pressures which increase our costs or erode our margins; the costs and supply of insurance on acceptable terms and with adequate coverage; unanticipated or uninsured product liability claims, disasters, public health crises, losses or business risks; breakdowns, relocations or major repairs of machinery and equipment, especially in our Toluca Plant; the costs of compliance with our auditing, regulatory or contractual obligations; pension valuation, health care or other benefit costs; dependence on, retention or recruitment of key employees and highly skilled personnel and distribution of our human capital; our reliance on revenues from customers in the oil and gas and automotive markets, with increasing consumer pressure for reductions in environmental impacts attributed to greenhouse gas emissions and increased vehicle fuel economy; our failure to successfully win new business or develop new or improved products or new markets for our products; war, geopolitical conflict, terrorism, or political uncertainty, or disruptions resulting from the Russia-Ukraine war or the Israel and Gaza conflict, including arising out of international sanctions, foreign currency fluctuations and other economic impacts; labor relations; strikes; union negotiations; disputes or litigation involving governmental, supplier, customer, employee, creditor, stockholder, premises liability, personal injury, product liability, warranty or environmental claims; failure to adequately insure or to identify product liability, environmental or other insurable risks; costs associated with environmental or other claims relating to properties previously owned; our inability to patent or otherwise protect our inventions or other intellectual property rights from potential competitors or fully exploit such rights which could materially affect our ability to compete in our chosen markets; changes in licenses, security clearances, or other legal rights to operate, manage our work force or import and export as needed; cyber security threats and disruptions, including ransomware attacks on our systems and the systems of third-party vendors and other parties with which we conduct business, all of which may become more pronounced in the event of geopolitical conflicts and other uncertainties, such as the conflict in Ukraine; our ability to maintain compliance with the Nasdaq listing standards minimum closing bid price; risks related to owning our common stock, including increased volatility; possible public policy response to a public health emergency, including U.S. or foreign government legislation or restrictions that may impact our operations or supply chain; or unknown risks and uncertainties. We undertake no obligation to update our forward-looking statements, except as may be required by law.

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Sypris Reports First Quarter Results

May 14, 2025

SYPRIS SOLUTIONS, INC.
Financial Highlights
(In thousands, except per share amounts)

	Three Months Ended
	March 30,	March 31,
	2025	2024
	(Unaudited)
Revenue	$29,508	$35,553
Net loss	$(899)	$(2,221)
Loss per common share:
Basic	$(0.04)	$(0.10)
Diluted	$(0.04)	$(0.10)
Weighted average shares outstanding:
Basic	22,140	21,965
Diluted	22,140	21,965

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Sypris Reports First Quarter Results

May 14, 2025

Sypris Solutions, Inc.
Consolidated Statements of Operations
(in thousands, except for per share data)

	Three Months Ended
	March 30,	March 31,
	2025	2024
	(Unaudited)
Net revenue:
Sypris Technologies	$13,573	$18,350
Sypris Electronics	15,935	17,203
Total net revenue	29,508	35,553
Cost of sales:
Sypris Technologies	11,466	16,299
Sypris Electronics	14,676	16,370
Total cost of sales	26,142	32,669
Gross profit:
Sypris Technologies	2,107	2,051
Sypris Electronics	1,259	833
Total gross profit	3,366	2,884
Selling, general and administrative	3,496	4,258
Operating loss	(130)	(1,374)
Interest expense, net	302	318
Other expense, net	165	341
Loss before taxes	(597)	(2,033)
Income tax expense, net	302	188
Net loss	$(899)	$(2,221)
Loss per common share:
Basic	$(0.04)	$(0.10)
Diluted	$(0.04)	$(0.10)
Dividends declared per common share	$-	$-
Weighted average shares outstanding:
Basic	22,140	21,965
Diluted	22,140	21,965

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Sypris Reports First Quarter Results

May 14, 2025

Sypris Solutions, Inc.
Consolidated Balance Sheets
(in thousands, except for share data)

	March 30,	December 31,
	2025	2024
	(Unaudited)	(Note)
ASSETS
Current assets:
Cash and cash equivalents	$6,624	$9,675
Accounts receivable, net	11,860	10,593
Inventory, net	62,527	66,680
Other current assets	8,903	11,070
Total current assets	89,914	98,018
Property, plant and equipment, net	12,620	13,299
Operating lease right-of-use assets	3,499	3,749
Other assets	4,170	4,310
Total assets	$110,203	$119,376
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$16,042	$18,428
Accrued liabilities	50,239	57,639
Operating lease liabilities, current portion	858	906
Finance lease obligations, current portion	1,375	1,507
Equipment financing obligations, current portion	465	481
Working capital line of credit	500	500
Total current liabilities	69,479	79,461

Operating lease liabilities, net of current portion	3,010	3,251
Finance lease obligations, net of current portion	500	735
Equipment financing obligations, net of current portion	790	852
Note payable - related party	11,988	8,986
Other liabilities	5,459	6,510
Total liabilities	91,226	99,795
Stockholders’ equity:
Preferred stock, par value $0.01 per share, 975,150 shares authorized; no shares issued	-	-
Series A preferred stock, par value $0.01 per share, 24,850 shares authorized; no shares issued	-	-
Common stock, non-voting, par value $0.01 per share, 10,000,000 shares authorized; no shares issued	-	-
Common stock, par value $0.01 per share, 30,000,000 shares authorized; 23,064,023 shares issued and 23,042,510 outstanding in 2025 and 23,041,523 shares issued and 23,020,010 outstanding in 2024	230	230
Additional paid-in capital	157,281	156,980
Accumulated deficit	(119,511)	(118,612)
Accumulated other comprehensive loss	(19,023)	(19,017)
Treasury stock, 21,513 in 2025 and 2024	-	-
Total stockholders’ equity	18,977	19,581
Total liabilities and stockholders’ equity	$110,203	$119,376

Note: The balance sheet at December 31, 2024, has been derived from the audited consolidated financial statements at that date but does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.

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Sypris Reports First Quarter Results

May 14, 2025

Sypris Solutions, Inc.
Consolidated Cash Flow Statements
(in thousands)

	Three Months Ended
	March 30,	March 31,
	2025	2024
	(Unaudited)
Cash flows from operating activities:
Net loss	$(899)	$(2,221)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	699	845
Deferred income taxes	129	39
Stock-based compensation expense	301	197
Deferred loan costs amortized	1	2
Provision for excess and obsolete inventory	64	73
Non-cash lease expense	251	293
Other noncash items	59	69
Contributions to pension plans	(80)	-
Changes in operating assets and liabilities:
Accounts receivable	(1,317)	(4,326)
Inventory	4,074	6,405
Prepaid expenses and other assets	2,156	(866)
Accounts payable	(2,372)	(208)
Accrued and other liabilities	(8,600)	(2,011)
Net cash used in operating activities	(5,534)	(1,709)
Cash flows from investing activities:
Capital expenditures	(3)	(316)
Net cash used in investing activities	(3)	(316)
Cash flows from financing activities:
Proceeds from equipment financing obligations	-	198
Proceeds from Note Payable - related party	3,000	2,500
Principal payments on finance lease obligations	(365)	(324)
Principal payments on equipment financing obligations	(138)	(164)
Indirect repurchase of shares for minimum statutory tax withholdings	-	-
Net cash provided by financing activities	2,497	2,210
Effect of exchange rate changes on cash balances	(11)	30
Net (decrease) increase in cash and cash equivalents	(3,051)	215
Cash and cash equivalents at beginning of period	9,675	7,881
Cash and cash equivalents at end of period	$6,624	$8,096

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